Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 01/31/2001

Calculation Of Pool Balance
 1 Total "Office" Receivables                            4,462,605,567
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                         0
 4 NSF 30+                                                    (240,510)
 5 SAU 30+                                                 (10,788,285)
 6 Total Pool Receivables                                4,451,576,772
 7 Discount Factor                                                0.50%
 8 End of month Pool Balance                             4,429,318,888

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                    249,225
10 SAU 0-30                                                 27,051,305
11 Total                                                    27,300,530
12 Trust Receivables                                     4,462,605,567
13 .75 % of Trust Receivables                                     0.75%
14 Total                                                    33,469,542
15 Amount in Excess                                                  0

16 NSF 30+                                                     240,510
17 SAU 30+                                                  10,788,285
                                                            11,028,795

Overconcentrations
18 End of month Pool Balance                             4,429,318,888
                                                           Limits          Actual     Excess
19 A/R Receivables                                20%      885,863,778    71,225,835        0

20 Asset Based Receivables                        20%      885,863,778   379,443,317        0

21 Dealer concentration 2000 series to             3%      132,879,567    79,644,857        0

22 Dealer concentration 2000 series Ot             2%       88,586,378    20,843,445        0

23 Manufacturer Concentration                     15%      664,397,833   253,401,123        0

24 Product Line Concentration:

25 CE & Appl                                      25%    1,107,329,722    15,465,737        0

26 MIS                                            40%    1,771,727,555   485,483,417        0

27 Motorcycle                                     25%    1,107,329,722   401,206,718        0

28 Marine                                         25%    1,107,329,722   957,615,926        0

29 Manufacturered Home                            25%    1,107,329,722   430,862,698        0

30 RV                                             25%    1,107,329,722   805,640,794        0

31 Music                                          25%    1,107,329,722   137,906,504        0

32 Industrial Equipment                           25%    1,107,329,722   507,805,414        0

33 A/R                                            25%    1,107,329,722   450,669,152        0

34 Snowmobiles                                    25%    1,107,329,722   127,086,881        0

35 Other                                          25%    1,107,329,722   142,862,324        0

36 Delayed Funding Receivables                                           339,133,959

                                        11/30/2000       12/31/2000      01/31/2001   Average
37 Charge Offs to Receivables
   (Annualized)                            0.52%           0.24%           0.62%         0.46%
38 Payment Rate                           30.63%           27.75%          28.37%       28.92%

Net Receivable Rate - Current Month
39 Interest                                     7.82%
40 Discount                                     1.70%
41 Total                                        9.52%
42 Less Servicing                              -2.00%
43 Remaining                                    7.52%